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                                                                    Exhibit 2.1

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------




The Board of Directors and Stockholders
     Workforce Strategies, Inc.


I consent to the inclusion of my report dated August 18, 1997 with respect to the balance sheets of Workforce Strategies, Inc. as of December 31, 1996 and 1995, and the related statements of income, stockholders' deficit, and cash flows for the years ended December 31, 1996 and the seven months ended December 31, 1995 which report appears in the Form 8-K/A of TEAM America Corporation dated September 8, 1997.


November 10, 1997                                     Henry Vanderzee